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                                                                     EXHIBIT 5


                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   September 23, 1998

                                        THE WILLIS GROUP, LLC


                                        By: /s/ MARK WILLIS
                                            ------------------------------------
                                            Mark Willis, President



                                            /s/ MICHAEL T. WILLIS
                                            ------------------------------------
                                            Michael T. Willis



                                            /s/ MARK WILLIS
                                            ------------------------------------
                                            Mark Willis



                                            /s/ JAMES T. HARRIS
                                            ------------------------------------
                                            James T. Harris